                                                                    EXHIBIT 23.1

                             [MOBLEY&COMPANY LOGO]
                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS


                        INDEPENDENT ACCOUNTANTS' REPORT

We consent to the incorporation by reference in Registration Statement No. 333-46920 of Abrams Industries, Inc. and subsidiaries on Form S-8 of our report dated March 12, 2003 and February 13, 2002, relating to the financials statements of The Wheatstone Energy Group, Inc. for the years ended December 31, 2002 and December 31, 2001, respectively included in this Current Report on Form 8-K/A of Abrams Industries, Inc.


                              /s/ Mobley & Company

Marietta Georgia
February 25, 2004




                          CERTIFIED PUBLIC ACCOUNTANTS
            2551 ROSWELL ROAD / SUITE 425 / MARIETTA, GEORGIA 30062
                                 (770) 859-0035
                            (770) 859-0034 FACSIMILE